UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2026

M2I GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-229748	37-1904036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, In.

885 Tahoe Blvd.

Incline Village, NV 89451

(Address of principal executive offices) (zip code)

775-909-6000

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2026, M2i Global, Inc. (the “Company”) filed with the Nevada Secretary of State a Certificate of Amendment to Designation of Series B Preferred Stock (the “Certificate of Amendment”).

The Certificate of Amendment amends the Company’s previously designated Series B Preferred Stock to increase the number of authorized shares of Series B Preferred Stock from 500 shares to 750 shares.

The amendment was approved in accordance with Nevada law and the Company’s governing documents.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Designation of Series B Preferred Stock, filed with the Nevada Secretary of State on April 23, 2026.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026

M2i Global, Inc.

By:	/s/ Alberto Rosende
Name:	Alberto Rosende
Title:	Chief Executive Officer